NSAR ITEM 77O

                               VKAC Comstock Fund
                               10f-3 Transactions


                                                                       Amount of shares                            Date of
Underwriting      # Underwriting            Purchased From             Purchased           % of Underwriting       Purchase


1                 St. Joe Corporation       Chemical Chase             50,000                    0.417%                02/10/98
                                            Securities
2                 St. Joe Corporation       Banc One                   40,000                    0.333%                02/10/98
3                 St. Joe Corporation       First Union                40,000                    0.333%                02/10/98
4                 St. Joe Corporation       Northern Trust             15,000                    0.125%                02/10/98
5                 St. Joe Corporation       Lincoln Investment         15,000                    0.125%                02/10/98
                                            Planners
6                 St. Joe Corporation       Pershing                  200,000                    1.667%                02/10/98
7                 St. Joe Corporation       Merrill Lynch              51,700                    0.431%                02/10/98
8                 St. Joe Corporation       Donaldson, Lufkin         250,000                    2.083%                02/10/98
                                            & Jenrette
9                 Alstom                    Goldman Sachs             646,800                    0.593%                06/22/98
10                Rhodia ADS                SBC Warburg               105,000                    0.955%                06/25/98


Other Firms Participating in Underwriting:

Underwriting for #1, 2, 3, 4, 5, 6, 7, & 8
------------------------------------------

Morgan Stanley & Co. Incorporated
Raymond James & Associates, Inc.
Robert W. Baird & Co. Incorporated
BT Alex.Brown Incorporated
A.G. Edwards & Sons, Inc.
Everen Securities, Inc.
Janney Montgomery Scott Inc.
Edward D. Jones & Co., LP
Laidlaw Globel Securities, Inc.
Legg Mason Wood Walker, Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
Value Investment Partners, Inc.
Wasserstein Perella Securities, Inc.

Underwriting for #9
-------------------

Credit Suisse First Boston (Europe) Limited
Societe Generale
Morgan Stanley & Co. International Limited
Banque Nationale de Paris
Credit Agricole Indosuez
HSBC Investment Bank plc
Swiss Bank Corporation
ABN AMRO Rothschild
Banca Commerciale Italiana Spa
Cazenove & Co.
CDC Marches
Credit Lyonnais Securities
Deutsche Bank Ag London
Generale Bank
Lehman Brothers International (Europe)
Merrill Lynch International

Underwriting for #10
--------------------

Societe Generale
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette International
Bear, Stearns International Limited
BT Alex.Brown International
Credit Suisse First Boston (Europe) Limited
Goldman Sachs International
Paribas
Credit Agricole Indosuez
Banque Nationale de Paris
Credit Lyonnais
Credit Commercial de France
ABN AMRO Rothschild
Dresdner Kleinwort Benson
Nomura International plc